UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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INSWEB CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2010

Dear Stockholder:

This year’s annual meeting of stockholders will be held on Thursday, June 17, 2010, at 4:00 p.m. local time, at the corporate headquarters of InsWeb Corporation, located at 11290 Pyrites Way, Suite 200, Gold River, California 95670. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the postage-paid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

A copy of InsWeb’s Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review InsWeb’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

Hussein A. Enan
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 17, 2010

TO THE STOCKHOLDERS:

Please take notice that the annual meeting of the stockholders of InsWeb Corporation, a Delaware corporation (“InsWeb”), will be held on Thursday, June 17, 2010, at 4:00 p.m. local time, at the corporate headquarters of InsWeb, located at 11290 Pyrites Way, Suite 200, Gold River, California 95670, for the following purposes:

1.         To elect two (2) Class II directors to hold office for a three-year term and until his successor is elected and qualified.

2. To consider and ratify the appointment of Ernst & Young LLP as InsWeb’s independent registered public accounting firm for the year ending December 31, 2010.

3.         To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 23, 2010 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at InsWeb’s principal offices located at 11290 Pyrites Way, Suite 200, Gold River, California 95670.

By order of the Board of Directors,

L. Eric Loewe
Senior Vice President, Secretary and General Counsel

Gold River, California
April 30, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING:
THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K TO SHAREHOLDERS ARE AVAILABLE
AT: http://investor.insweb.com

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of InsWeb Corporation, a Delaware corporation (“InsWeb” or the “Company”), for use at its annual meeting of stockholders to be held on June 17, 2010, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is May 6, 2010, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

The cost of soliciting proxies will be borne by InsWeb. In addition to soliciting stockholders by mail, InsWeb will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of InsWeb registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. InsWeb may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, InsWeb has retained American Stock Transfer & Trust Co., a registrar and transfer agent firm, for assistance in connection with the annual meeting at no additional cost except for reasonable out-of-pocket expenses.

On April 23, 2010, there were 4,826,323 shares of InsWeb’s Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. InsWeb’s bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of InsWeb a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

INFORMATION ABOUT INSWEB

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 23, 2010, certain information with respect to the beneficial ownership of InsWeb’s Common Stock by (i) each stockholder known by InsWeb to be the beneficial owner of more than 5% of InsWeb’s Common Stock, (ii) each director of InsWeb, (iii) the executive officers of InsWeb, and (iv) all current directors and executive officers of InsWeb as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
5% Stockholders
Osmium Capital Partners (3)	642,768	13.3%
Lloyd I. Miller III (4)	392,481	8.1%
Hassan Elsawaf (5)	407,027	8.4%
Directors and Executive Officers
Hussein A. Enan(6)	1,842,193	34.0%
James M. Corroon(7)	114,585	2.3%
Dennis H. Chookaszian(8)	176,489	3.5%
Thomas W. Orr(9)	119,012	2.4%
Robert A. Puccinelli(10)	158,225	3.2%
Kiran Rasaretnam(11)	195,621	3.9%
L. Eric Loewe(12)	215,838	4.3%
Steven J. Yasuda(13)	105,700	2.1%
Current directors and executive officers as a group (8 persons)(14)	2,927,663	55.8%

(1)
The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)
Calculated on the basis of 4,826,323 shares of Common Stock outstanding as of April 23, 2010. Shares of common stock subject to options presently exercisable or exercisable within 60 days of April 23, 2010, are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not treated as outstanding for the purpose of computing the percentage ownership for any other person or entity.

(3)
Based on information contained in a Schedule 13G filed by the stockholder with the Securities and Exchange Commission on February 16, 2010, the address for Osmium Capital Partners is 388 Market Street, Suite 920, San Francisco, California 94111.

(4)
Based on information contained in a Schedule 13G filed by the stockholder with the Securities and Exchange Commission on February 4, 2010, the address for Mr. Miller is 4550 Gordon Drive, Naples, Florida 34102.

(5)	The address for Mr. Elsawaf is c/o InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, California 95670.

(6)
Includes 41,250 shares held by Mr. Enan’s spouse. Also includes 589,114 shares subject to options exercisable within 60 days following April 23, 2010. The address for Mr. Enan is c/o InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, California 95670.

(7)	Includes 114,585 shares subject to options exercisable within 60 days following April 23, 2010.

(8)	Includes 416 shares held by Mr. Chookaszian’s spouse, which he disclaims beneficial ownership of. Also, includes 163,573 shares subject to options exercisable within 60 days following April 23, 2010.

(9)	Includes 119,012 shares subject to options exercisable within 60 days following April 23, 2010.

(10)	Includes 158,225 shares subject to options exercisable within 60 days following April 23, 2010.

Stock Ownership of Certain Beneficial Owners and Management (continued)
(11)	Includes 193,320 shares subject to options exercisable within 60 days following April 23, 2010.

(12)	Includes 214,538 shares subject to options exercisable within 60 days following April 23, 2010.

(13)	Includes 102,525 shares subject to options exercisable within 60 days following April 23, 2010.

(14)	Includes 1,654,892 shares subject to options exercisable within 60 days following April 23, 2010.

Management

Executive Officers of the Registrant

As of April 23, 2010, InsWeb’s executive officers were as follows:

Name	Position With InsWeb	Age
Hussein A. Enan	Chairman of the Board and Chief Executive Officer	64
Kiran Rasaretnam	Chief Financial Officer	42
L. Eric Loewe	Senior Vice President, General Counsel and Secretary	52
Steven J. Yasuda	Vice President, Controller and Chief Accounting Officer	42

Hussein A. Enan co-founded InsWeb in February 1995 and has served as its Chairman of the Board since its inception. Mr. Enan served as InsWeb’s Chief Executive Officer from February 1995 to June 2002 and was reinstated to that position in August 2004. Mr. Enan also served as InsWeb’s President from May 1999 to June 2000. From March 1992 to November 1994, Mr. Enan was a general partner at E.W. Blanch, a reinsurance intermediary that merged with his own wholly owned company, Enan & Company, a reinsurance intermediary, in March 1992. Mr. Enan founded Enan & Company in February 1979.

Kiran Rasaretnam joined InsWeb in March 1999 as Vice President, Consulting and Actuarial Services. He was promoted to Senior Vice President, Finance in April 2001. On April 16, 2007, Mr. Rasaretnam was promoted to Chief Financial Officer. In that role, he is responsible for overall oversight of the financial operations of the company. From 1990 to 1999, Mr. Rasaretnam was the regional actuary and finance director for the largest region of the Fireman’s Fund Insurance Company. Mr. Rasaretnam became a Fellow of the Casualty Actuarial Society in 1998. He graduated from the University of California, Berkeley in 1990 with a Bachelor of Arts degree in Applied Mathematics with an emphasis in Statistics and Economics.

L. Eric Loewe joined InsWeb in October 1998 as Corporate Counsel, Legal and Regulatory, responsible for all regulatory compliance issues, and has served as Senior Vice President and General Counsel since September 2000 and as Secretary since July 2001. Mr. Loewe held various positions with the National Association of Independent Insurers (the “NAII”) from January 1980 to September 1998. As Senior Counsel for the NAII, Mr. Loewe was responsible for legislation and regulations affecting its 570 member companies. Mr. Loewe is a member of the Illinois and California bars.

Steven J. Yasuda joined InsWeb in December 1999 as Manager, Budget and Reporting and has been the Corporate Controller since September 2001. On September 2004, he was promoted to Vice President, Corporate Controller. On April 16, 2007, Mr. Yasuda took on the additional role of Chief Accounting Officer. In that role, he is responsible for all accounting related functions of the company. From 1997 to 1999, Mr. Yasuda worked in the operations accounting department of Electronic Arts. Mr. Yasuda has been licensed as a CPA since August 1994. He graduated from California State University, Fresno in 1990 with a Bachelor of Science degree in Business Administration, with an Accounting option.

None of InsWeb’s executive officers have been involved in a legal proceeding described in Item 401 of Regulation S-K within the last ten years.

Directors

InsWeb’s Board of Directors is as follows:

Name	Position with InsWeb	Age	Director Since
Class I director whose term expires at the 2012 Annual Meeting of Stockholders:
Robert A. Puccinelli(1)(2)(3)	Director	72	1998
Class II directors nominated for re-election at the 2010 Annual Meeting of Stockholders:
James M. Corroon(1)(3)	Vice Chairman of the Board	70	1996
Thomas W. Orr(1)(2)(3)	Director	76	2003
Class III directors whose terms expire at the 2011 Annual Meeting of Stockholders:
Hussein A. Enan	Chairman of the Board	64	1995
Dennis H. Chookaszian(2)(3)	Director	66	2003

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Robert A. Puccinelli has been a director of InsWeb since May 1998. From October 1985 until he retired in May 1995, Mr. Puccinelli was Chairman and Chief Executive Officer of Industrial Indemnity, a nationwide property and casualty insurance company.

James M. Corroon has been a director of InsWeb since August 1996 and has served as Vice Chairman of the Board since May 1999. Since September 2004, Mr. Corroon has served as Vice Chairman of Fort Point Insurance Services, Inc., an insurance brokerage firm. From July 1999 to December 2000, he was a full-time employee of InsWeb and a member of the senior management team. Mr. Corroon has been a director of Willis Corroon of California, an insurance services firm, since January 1996. From October 1966 to December 1995, Mr. Corroon held various management positions with Willis Corroon and its predecessor entity, Corroon & Black Corporation.

Thomas W. Orr has been a director of InsWeb since January 2003. Mr. Orr was a partner in the accounting firm of Bregante and Company from January 1992 to June 2002. From 1987 to 1991, Mr. Orr was Chief Financial Officer of Scripps League Newspaper, Inc. Prior to 1987, Mr. Orr worked for the accounting firm of Arthur Young & Company (predecessor to Ernst & Young, LLP) from 1958 until he retired as an audit partner in 1986.

Dennis H. Chookaszian has been a director of InsWeb since April 2003. From November 1999 until he retired in February 2001, Mr. Chookaszian was Chairman and Chief Executive Officer of mPower Advisors, L.L.C., a financial advice provider focused on the online management of  401(k) plans.  From September 1992 to February 1999, Mr. Chookaszian served as Chairman and Chief Executive Officer of the CNA insurance company, and prior to that held the positions of President and Chief Operating Officer (1990-1992) and Chief Financial Officer (1975-1990), respectively, of that company. Mr. Chookaszian serves on the boards of the Chicago Mercantile Exchange, Career Education Corporation, a postsecondary education provider and LoopNet, an electronic commercial real estate listing service. In December 2006, Mr. Chookaszian was named chairman of the Financial Accounting Standards Advisory Council.

The Board of Directors has determined that, other than Mr. Enan, each of the members of the Board is an independent director for purposes of the Nasdaq Marketplace Rules. None of InsWeb’s directors have been involved in a legal proceeding described in Item 401 of Regulation S-K within the last ten years.

General Corporate Governance Matters

Available Information

You may obtain free copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports, as well as other Corporate Governance Materials on our website at http://investor.insweb.com, or by contacting our corporate office by calling (916) 853-3300, or by sending an e-mail message to investor@insweb.com.

We electronically file our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form
8-K with the Securities and Exchange Commission (SEC) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. Any materials we file with the SEC are accessible to the public at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may also utilize the SEC’s Internet website, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

Related Person Transaction Review Policies

InsWeb had no related person transactions as defined in Item 404(d) of Regulation S-K under the Exchange Act. The Audit Committee is provided authority under its charter to review and approve any related-party transactions, after reviewingeach such transaction for potential conflicts of interests and other improprieties.

Board Structure and Role

Mr. Enan serves as CEO and Chairman of the Board of Directors. He is the founder of the Company and owns approximately 34% of the Company's stock.  The Board believes that InsWeb’s current stage of growth the Board is best served by a Chairman who is involved with the Company on a full-time basis and is therefore able to bring great depth of knowledge about the Company to this role. The Board does not have a designated lead independent director.

The Board's role in the Company is to provide general oversight of strategy and operations. As part of its oversight of operations it reviews the performance of Company and the risks involved in the operations of the Company. The Board and the Audit Committee receive regular reports on the status of the Company's internal controls and each has reviewed key operational risks. The Audit Committee and the Compensation Committee regularly meet in executive session without the executive officers. In connection with such review, the Board has reviewed senior executive officer compensation arrangements and analyzed the compensation incentives, potential risks, and factors to mitigate such potential risks, and determined that the Company’s executive compensation program does not encourage the senior executives to take unnecessary and excessive risks that threaten the value of the Company. The Board's risk oversight role has no effect on its leadership structure as all directors other than Mr. Enan are independent directors and therefore have no conflict that might discourage critical review.

Board Meetings and Committees

During the year ended December 31, 2009, the Board of Directors of InsWeb held six meetings. During that period, the Audit Committee of the Board held six meetings, the Compensation Committee of the Board held six meetings, and the Nominating and Corporate Governance Committee of the Board held one meeting. All directors attended or participated in more than 75% of the total number of meetings of the Board and any of the committees of the Board on which such director served during that period.

Audit Committee.    The current members of the Audit Committee are Messrs. Orr, Corroon and Puccinelli. Mr. Orr is chairman of the committee. The Board of Directors has determined that each of the members of the Audit Committee is independent for purposes of the Nasdaq Marketplace Rules as they apply to audit committee members. The Board of Directors has also determined that Mr. Orr is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The functions of the Audit Committee include overseeing the quality of our financial reports and other financial information, retention of the independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of InsWeb’s annual audit, reviewing our critical accounting policies and the adequacy of our accounting and financial controls, and reviewing the independence of InsWeb’s independent registered public accounting firm. For additional information concerning the Audit Committee, see “Report of the Audit Committee” and “Independent Auditor Fee Information” below.

Compensation Committee.   The current members of the Compensation Committee are Messrs. Chookaszian, Orr and Puccinelli. Mr. Chookaszian is chairman of the committee. The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers. For additional information about the Compensation Committee, see “Executive and Director Compensation” below.

Nominating and Corporate Governance Committee.   The current members of the Nominating and Corporate Governance Committee are Messrs. Chookaszian, Corroon, Orr and Puccinelli, each of whom is independent for purposes of the Nasdaq Marketplace Rules. Mr. Corroon is chairman of the committee. The functions of the Nominating and Corporate Governance Committee include selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board, and recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for the selection, and recommendation to the Board, of nominees for election as director. When considering the nomination of directors for election at an annual meeting, the Nominating and Corporate Governance Committee reviews the needs of the Board of Directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Corporate Governance Committee, and considers nominations in light of those needs. When reviewing potential nominees, including incumbents, the Nominating and Corporate Governance Committee also considers the candidate’s relevant background, experience and skills and expected contributions to the Board of Directors. The Nominating and Corporate Committee evaluates is selection criteria and evaluation process periodically, and may in the future include additional qualifications, such as the diversity of backgrounds of candidates. The Nominating and Corporate Governance Committee also seeks appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board of Directors for relevant background, experience and skills of its members.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to InsWeb a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to InsWeb’s activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are and have been affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities that will be expected of them. Members of the Board of Directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and applicable committees. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Corporate Governance Committee believes that it is preferable that at least one member of the Board of Directors should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable Nasdaq listing requirements, at least a majority of the members of the Board of Directors must meet the definition of “independent director” set forth in such requirements. The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of InsWeb’s management, including the Chief Executive Officer, to serve on the Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates for director proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will also consider candidates for director recommended by a stockholder, provided that any such recommendation is sent in writing to General Counsel, InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, CA 95670-4481, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and contains the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•
a description of the candidate’s qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our Bylaws have been met. Under our Bylaws, written notice of any such nomination, including certain information and representations specified in the Bylaws, must be delivered to our principal executive offices, addressed to the General Counsel, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be received not later than the close of business on the tenth day following the day on which the public announcement of the date of such meeting is first made.

Stockholder Communications with Directors; Director Attendance at Annual Meetings

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number:

Name of the Director(s)
c/o Corporate Secretary
InsWeb Corporation
11290 Pyrites Way, Suite 200
Gold River, CA 95670
(916-853-3327) (FAX)

Communications from our stockholders received as indicated above will be forwarded to the indicated director or directors unless the communication is primarily commercial in nature or relates to an improper or irrelevant topic.

We do not have a policy regarding directors’ attendance at annual meetings. All directors attended the 2009 Annual Meeting telephonically.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees and officers and members of the Board of Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at http://investor.insweb.com/index.cfm.

The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each charter is available on the Company’s website at http://investor.insweb.com/index.cfm.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires InsWeb’s executive officers, directors and persons who beneficially own more than 10% of InsWeb’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish InsWeb with copies of all Section 16(a) forms filed by such persons.

Based on InsWeb’s review of reports furnished to InsWeb and representations from certain reporting persons, InsWeb believes that reports of changes in ownership (Form 4) during the year ended December 31, 2009 were timely filed.

EXECUTIVE AND DIRECTOR COMPENSATION

The Compensation Committee is authorized by the Board of Directors to review and approve annual performance objectives and goals relevant to compensation for the Chief Executive Officer and evaluate the performance of the Chief Executive Officer in light of these goals and objectives. In setting such objective, the Compensation Committee is directed to consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. The Compensation Committee is also directed to periodically review and advise the Board concerning both regional and industry wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors relative to comparable companies in the Company’s industry.

Summary Compensation Information

The following table presents certain summary information concerning compensation paid or accrued by InsWeb for services rendered in all capacities during the years ended December 31, 2009 and December 31, 2008for the Chief Executive Officer, the Chief Financial Officer and the SVP, General Counsel and Secretary (“the Named Executive Officers”). Inaddition, compensation information is listed for one former executive officer employed by InsWeb during this two year period.

Executive officers and certain other key members of management are eligible to participate in the InsWeb Executive Retention and Severance Plan approved by the Board of Directors on June 14, 2004 and revised on December 22, 2008. Participants in the Plan are entitled to receive cash severance payments and health and medical benefits in the event their employment is terminated in connection with a change in control. InsWeb is not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Cash Salary	Bonus	Options Awards(1)	All other Compensation(2)(3)	Total Compensation
Hussein A. Enan	2009	$12	$—	$$457,800	$5,544	$463,356
Chairman of the Board and Chief Executive Officer	2008	$12	$—	$441,600	$5,544	$447,156
Kiran Rasaretnam	2009	$200,000	$—	$142,800	$6,660	$349,460
Chief Financial Officer	2008	$194,539	$—	$220,800	$6,472	$421,811
L. Eric Loewe	2009	$200,000	$—	$142,800	$3,396	$346,196
Senior Vice President, Secretary and General Counsel	2008	$200,000	$—	$220,800	$5,915	$426,715
L. James Pickles	2009	$—	$—	$—	$—	$—
Former President and Chief Operating Officer	2008	$134,519	$—	$—	$1,126,080	$1,260,599

(1)
Valuation based on the dollar amount of option grants (see “Grant of Plan-Based Awards” below) recognized for reporting the aggregate fair value of the award computed in accordance with  ASC 718 with respect to 2009 and 2008 years. The assumptions used by InsWeb with respect to the valuation of option grants are set forth in “InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Share Based Payments,” which appear in the Company’s annual report on Form 10-K, a copy of which is provided along with this proxy statement. A portion of the option awards granted in 2009 were subject to performance conditions with fair market values of $105,000, $21,000 and $21,000 for Hussein A. Enan, Kiran Rasaretnam and L. Eric Loewe respectively. None of these option awards met the performance criteria and were subsequently cancelled. All option awards granted in 2008 were subject to performance conditions with fair market values of $441,600, $220,800, and $220,800 for Hussein A. Enan, Kiran Rasaretnam and L. Eric Loewe respectively. None of these option awards met the performance criteria and were subsequently cancelled.

(2) (3)
Represents, primarily, employer contributions to InsWeb’s 401(k) plan and group term life benefits.

 On June 13, 2008, InsWeb Corporation and the Former President and Chief Operating Officer entered into a Restrictive Covenants Agreement and General Release of Claims (the “Agreement”) in connection with his resignation as President and Chief Operating Officer.  As part of this agreement, the Former President and Chief Operating Officer received an equity award settlement of $849,914 and also received a severance of $265,000, of which $126,385 was received in 2008. In addition, the Former President and Chief Operating Officer also received a relocation bonus in 2007 of $85,817 and a vacation payout of $7,421, consistent with the Company’s guidelines.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding option plan awards for each of the named executive officers at the fiscal year-end as of December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End Table

	Individual Option Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable		Exercise Price Per Share	Expiration Date
Hussein A. Enan	41,667	—		$6.12	4/17/2011
	100,000	—		$4.95	4/1/2012
	500	—		$3.05	7/16/2012
	500	—		$1.90	1/28/2013
	500	—		$2.85	4/22/2013
	5,000	—		$4.75	7/1/2013
	150,000	—		$2.79	2/10/2015
	5,000	—		$3.25	7/1/2015
	5,000	—		$2.65	6/30/2011
	94,697	—		$2.03	9/28/2011
	50,000	—		$3.48	1/25/2012
	35,000	—		$2.31	3/11/2016
	9,013	—		$3.23	9/28/2011
	85,987	—		$2.94	9/28/2011
Kiran Rasaretnam	2,500	—		$84.00	2/1/2010
	2,500	—		$19.50	5/1/2010
	8,333	—		$12.94	7/18/2010
	6,667	—		$6.12	4/17/2011
	25,000	—		$4.95	4/1/2012
	22,500	—		$2.05	4/1/2013
	5,000	—		$5.00	4/1/2014
	15,000	—		$2.99	4/1/2015
	12,500	—		$2.05	4/20/2011
	1,500	5,250	(1)	$2.05	4/20/2011
	15,000	—		$3.48	1/25/2012
	25,570	—		$6.70	4/27/2012
	30,000	—		$2.10	3/11/2016
	20,000	—		$2.94	9/28/2011
L. Eric Loewe	4,167	—		$84.00	2/1/2010
	1,666	—		$16.13	4/19/2010
	7,500	—		$12.94	7/18/2010
	8,334	—		$6.12	4/17/2011
	25,000	—		$4.95	4/1/2012
	5,554	—		$2.05	4/1/2013
	15,000	—		$5.00	4/1/2014
	25,000	—		$2.79	2/10/2015
	20,000	—		$2.05	4/20/2011
	15,152	—		$2.03	9/28/2011
	40,000	—		$3.48	1/25/2012
	30,000	—		$2.10	3/11/2016
	20,000	—		$2.94	9/28/2011

(1)	These options vest 10% on the one, two, three and four year anniversaries of the grant date and 60% on the fifth year anniversary of the grant date (April 20, 2006).

Subsequent Events

On March 30, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of InsWeb Corporation approved the 2010 compensation plan for InsWeb’s directors and executive officers. The compensation plan is comprised of cash compensation, and option grants. In approving the 2010 compensation plan, the Committee considered, among other factors, InsWeb’s financial and operating performance, market conditions and general compensation trends for publicly traded companies. The objectives of the compensation plan are to attract, motivate and retain talented and dedicated employees, and to provide InsWeb’s executive officers with both cash and equity incentives to further the Company’s interests and those of our stockholders.

  As recommended by the Committee and approved by the Board of Directors, the 2010 base cash compensation for Hussein Enan (CEO) is unchanged from 2009. The 2010 base cash compensation for Kiran Rasaretnam (CFO), Eric Loewe (General Counsel and Secretary) and Steven J. Yasuda (Controller and CAO) is increased by 3% from their 2009 cash compensation. All of the executive officers, including Mr. Enan, were granted stock options which vest over two years from the date of the grant.

To align the compensation of the executive officers with increased shareholder value, the Compensation Committee also approved a quarterly performance-based cash bonus and a performance-based option grant plan for the executive officers. The performance based bonus plan applies to the second, third and fourth quarters of 2010. Subject to certain minimum and maximum thresholds, the amount of the cash bonus paid and the number of performance options that will vest is based on quarterly revenue and after-tax net income targets established by the Compensation Committee at its meeting on March 30, 2010.

  A description of the maximum payouts for each officer (and their 2010 base compensation)  is shown in the table below:

Name/Title	2010 Base Salary	Cash Bonus	Long-term Incentive Options	Performance Options	Total Options

Hussein Enan, CEO	$12	$—	50,000	50,000	100,000	(1)
Kiran Rasaretnam, CFO	$206,000	$24,000	24,000	24,000	48,000	(2)
Eric Loewe, General Counsel and Secretary	$206,000	$24,000	24,000	24,000	48,000	(2)
Steven J. Yasuda Controller and CAO	$160,144	$12,000	15,000	12,000	27,000	(2)

(1)
These options have exercise prices of $5.25 and $5.775 for non-qualified and incentive stock options respectively. The exercise price of $5.25 is based upon the closing price of InsWeb’s stock on March 30, 2010. The $5.775 exercise price is based upon a 10% premium of the aforementioned closing price for incentive stock options.

(2)	These options have an exercise price of $5.25 based upon the closing price of InsWeb’s stock on March 30, 2010.

Director Compensation

For the year ended December 31, 2009, non-employee directors Mr. Corroon and Mr. Orr received an annual retainer of $20,000 and each received an option grant of 17,003 options. Non-employee director Mr. Puccinelli received no annual retainer and total option grants of 34,005 options. Non-employee director Mr. Chookaszian received no annual retainer and total option grants of 34,005 options. The chairman of the Audit Committee, Mr. Orr, received an additional fee of $2,500 for each regularly scheduled Audit Committee meeting attended. The annual retainers relate to the twelve-month period from January 1, 2009 through December 31, 2009. In addition, each director will be reimbursed for reasonable expenses incurred in attending meetings of the Board.

In addition, the InsWeb Corporation 2008 Stock Option Plan, approved by the shareholders in February 2008, provides that all non-employee directors will receive (1) an annual grant of options to purchase 5,000 shares, with the date of grant being on or about July 1 of each year that they serve. These options are fully vested. As with all options, the per-share exercise price of each such option will equal the fair market value of a share of Common Stock on the date of grant.

The following table presents the compensation paid to each of the Board of Directors during the year ended December 31, 2009:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Option Awards(1)	All other Compensation	Total Compensation
Dennis H. Chookaszian	$—	$87,311	$—	$87,311
James M. Corroon	$20,000	$51,606	$—	$71,606
Thomas W. Orr	$30,000	$51,606	$—	$81,606
Robert A. Puccinelli	$—	$87,311	$—	$87,311

(1)           Valuation based on the dollar amount of option grants (see “Grant of Plan-Based Awards” below) recognized for reporting the aggregate fair value of the award computed in accordance with  ASC 718 with respect to year 2009. The assumptions used by us with respect to the valuation of option grants are set forth in “InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Share-Based Payments,” which appear in the Company’s annual report on Form 10-K, a copy of which is provided along with this proxy statement.

Subsequent Events

On March 30, 2010, the Committee approved and the Board of Directors ratified the year 2010 compensation for non-employee members of the Board of Directors. Each non-employee director will receive an annual cash retainer of $20,000 relating to the period from January 2010 to December 2010. Mr. Orr, as Chair of the Audit Committee, will receive an additional cash retainer of $2,500 for each regularly scheduled Audit Committee attended. Each non-employee director will also receive an option grant for 15,000 shares, which vests in equal quarterly installments.  In addition, the InsWeb Corporation 2008 Stock Option Plan grants each non-employee director an annual option grant to purchase 5,000 shares, with the date of grant being on or about July 1 of each year that they serve. These options also are fully vested. Directors are also reimbursed for their reasonable expenses incurred in connection attending Board of Directors or Committee meetings.

Equity Compensation Plan Information

InsWeb currently maintains two equity compensation plans that provide for the issuance of InsWeb Common Stock to employees, officers, directors, independent contractors and consultants of InsWeb and its subsidiaries.  These consist of the InsWeb Corporation 2008 Stock Option Plan and the 1999 Employee Stock Purchase Plan, each of which have been approved by the stockholders.  The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of April 23, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,614,000	$3.98	1,027,000
Equity compensation plans not approved by security holders	—	—	—

REPORT OF THE AUDIT COMMITTEE

OF INSWEB CORPORATION

The current members of the Audit Committee are Mr. Orr, Mr. Corroon and Mr. Puccinelli. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee oversees the quality of InsWeb’s financial statements and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report for the period ending December 31, 2009 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity, in all material respects, of those audited financial statements with United States generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including Statement on Auditing Standards No. 61, (Codification of Statements on Auditing Standards, AU §380). In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009  filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Thomas W. Orr (Chair)
James M. Corroon
Robert A. Puccinelli

 INDEPENDENT AUDITOR FEE INFORMATION
The following table sets forth the aggregate fees billed to InsWeb for the years ended December 31, 2009 and 2008 by InsWeb’s principal accounting firm, Ernst & Young LLP:

	2009	2008
Audit Fees(1)	$290,000	$405,000
Audit-Related Fees(2)	—	7,000
Tax Fees(3)	64,450	19,000
	$354,450	$431,000

(1)	Audit fees consist of fees billed for services related to the audit of InsWeb’s consolidated financial statements (including required quarterly reviews) and accounting consultations.

(2)
Audit-related fees consist of fees billed for services related to assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm.

(3)	Tax fees consist of fees billed for services related to tax return preparation, tax compliance, tax planning and tax advice.

The Audit Committee considered the role of Ernst & Young LLP in providing non-audit services to InsWeb and has concluded that such services are compatible with Ernst & Young’s independence as InsWeb’s independent registered public accounting firm.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services, provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

InsWeb has a classified Board of Directors consisting of one Class I director (Mr. Puccinelli), two Class II directors (Mr. Corroon and Mr. Orr), and two Class III directors (Mr. Enan and Mr. Chookaszian) who will serve until the Annual Meetings of Stockholders to be held in 2010, 2011 and 2012, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting date.

The term of the Class II directors will expire on the date of the 2010 annual meeting. Accordingly, two individuals are to be elected to serve as Class II directors of the Board of Directors at the meeting. The Nominating and Corporate Governance Committee nominated for election by the stockholders the current Class II directors, Mr. James M. Corroon and Mr. Thomas W. Orr. Please see “Information About InsWeb-Management” above for information concerning the nominees. If elected the nominees will serve as directors until InsWeb’s Annual Meeting of Stockholders in 2013, and until successors are elected and qualified. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although InsWeb knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as InsWeb may designate. All nominees were nominated by the Nominating and Corporate Governance Committee.

Vote Required and Board of Directors’ Recommendation

If a quorum is present, the nominee for Class II directors receiving the highest number of votes will be elected as the Class II directors. Abstentions and broker non-votes have no effect on the vote.

The Board of Directors recommends a vote “FOR” the nominee named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of InsWeb’s Board of Directors has selected Ernst & Young LLP as InsWeb’s independent registered public accounting firm to audit the consolidated financial statements of InsWeb for the fiscal year ending December 31, 2010. Ernst & Young LLP has acted in such capacity since its appointment in fiscal year 2001. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of InsWeb is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as InsWeb’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Under InsWeb’s bylaws, in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of InsWeb. To be timely, such notice must be delivered to or mailed and received at InsWeb’s principal executive offices, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

In connection with InsWeb’s next annual meeting of stockholders, under the Securities and Exchange Commission Rule 14a-4, management may solicit proxies that confer discretionary authority to vote with respect to any non-management proposal unless InsWeb has received notice of the proposal not later than April 23, 2010.

Proposals of stockholders intended to be included in InsWeb’s proxy statement for the next annual meeting of the stockholders of InsWeb must be received by InsWeb at its offices at 11290 Pyrites Way, Suite 200, Gold River, California 95670, no later than February 7, 2011, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in InsWeb’s proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no business that will be conducted at the 2010 Annual Meeting of Stockholders of InsWeb other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

L. Eric Loewe
Senior Vice President, Secretary and General Counsel
May 6, 2010

INSWEB CORPORATION
 PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Hussein A. Enan and Kiran Rasaretnam with full power of substitution to represent the undersigned and to vote all of the shares of stock in InsWeb Corporation , a Delaware corporation (“InsWeb”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of InsWeb to be held at the corporate headquarters of InsWeb located at 11290 Pyrites Way, Suite 200, Gold River, California 95670 on June 17, 2010, at 4:00 pm local time, and at any adjournment or postponement thereof (1) as hereinafter specified under the proposals listed on the reverse side and as more particularly described in the Proxy Statement of InsWeb dated May 6, 2010 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

(Continued and to be signed on the reverse side)

Please mark
™	votes as in this example

The Board of Directors recommends a Vote “FOR” the following proposals:

FOR the nominees listed at right	WITHHOLD AUTHORITY to vote (except as marked to the contrary below) for the nominees listed at right.

☐	☐

1.	To elect the following one (1) individual as Class I director to hold office for a three-year term and until his respective successor is elected and qualified:

NOMINEES:	JAMES M. CORROON
THOMAS W. ORR

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME BELOW.)

		FOR	ABSTAIN	AGAINST
		™	™	™
2.	To consider, approve and ratify the appointment of Ernst & Young LLP as InsWeb’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND ☐
NOTE AT LEFT

MARK HERE IF YOU PLAN TO ATTEND THE ☐
MEETING

Date: , 2010
Signature

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. An authorized person should sign Corporate or partnership proxies in full corporate or partnership name. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.